Exhibit 99.1

Contact:
Investors:	Media:
Traci McCarty	Debra Charlesworth
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(415) 455-7451

BioMarin Announces Third Quarter 2015 Financial Results and Company Update

- Vimizim Net Product Revenue $65 million in the Quarter; Vimizim Full-year Revenue Guidance Increased to $220 to $235 million

- Full-year Total BioMarin Revenue Guidance Increased to $880 million to $900 million

- FDA Advisory Committee to Review Kyndrisa™ (drisapersen) November 24th for Treatment of Patients with Duchenne Muscular Dystrophy Amenable to Exon 51 Skipping

Financial Highlights ($ in millions, except per share data, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change

Total BioMarin Revenue	$208.9	$176.5	18%	$662.0	$519.2	28%
Vimizim Net Product Revenue	65.1	25.2	158%	169.6	40.4	320%
Naglazyme Net Product Revenue	54.1	67.5	-20%	243.4	246.0	-1%
Kuvan Net Product Revenue	64.2	53.4	20%	174.5	145.6	20%
Aldurazyme Net Product Revenue	20.6	22.6	-9%	59.0	64.7	-9%

Non-GAAP Net Income (Loss)	$(41.3)	$(23.1)		$(72.7)	$(14.9)

GAAP Net Income (Loss)	$(90.9)	$7.4		$(240.4)	$(64.2)
GAAP Net Income (Loss) per Share - Basic	$(0.57)	$0.05		$(1.51)	$(0.44)
GAAP Net Income (Loss) per Share - Diluted	$(0.60)	$0.05		$(1.51)	$(0.44)

Cash, cash equivalents and investments				$1,132.7	$1,043.1

SAN RAFAEL, Calif., October 29, 2015 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) today announced financial results for the third quarter ended September 30, 2015. Non-GAAP net loss was $41.3 million for the third quarter of 2015, compared to non-GAAP net loss of $23.1 million for the third quarter of 2014. GAAP net loss was $90.9 million, or ($0.57) and ($0.60) per basic and diluted share, respectively, for the third quarter of 2015, compared to GAAP net income of $7.4 million, or $0.05 per basic and diluted share for the third quarter of 2014. The increased non-GAAP net loss was primarily due to increased operating expenses, partially offset by increased revenues due to the strong commercial launch of Vimizim.  The increased GAAP net loss in the third quarter of 2015 compared to the same period last year was due primarily to the $67.5 million gain on the sale of the Priority Review Voucher BioMarin was awarded when Vimizim was approved.

Total BioMarin Revenue was $208.9 million for the third quarter of 2015 and $662.0 million for the first nine months of 2015, an increase of 18% and 28% respectively, compared to the same periods in 2014.  These increases were driven by solid growth of Kuvan and the continued strong commercial launch of Vimizim.  Kuvan Net Product Revenue in the third quarter increased 20% to $64.2 million driven primarily by patient count increases and high rates of compliance.  Sales of Vimizim were recorded in 32 countries through the third quarter and totaled $65.1 million for the quarter.  As anticipated, Naglazyme Net Product Revenue in the third quarter decreased quarter over quarter and was impacted by a large order in Latin America in the second quarter, consistent with historically uneven sales of the product in that region.  Nevertheless, the number of new patients on commercial Naglazyme continued to increase globally, and the number of patients on Naglazyme commercial therapy at the end of the third quarter 2015 was approximately 9% greater than it was a year earlier at the end of the third quarter 2014.  The strong dollar had a negative impact on current period and year to date total revenues.  If exchange rates in 2015 had been unchanged from 2014, total revenues, net of the impact of our hedging programs, would have been approximately $10 million higher for the quarter and $38 million year to date.  Products impacted by foreign exchange rates include Vimizim and Naglazyme, as Kuvan is currently marketed solely in North America by BioMarin.

As of September 30, 2015, BioMarin had cash, cash equivalents and investments totaling $1,132.7 million, as compared to $1,043.1 million on December 31, 2014.

“BioMarin has been extremely productive over the last three months, with the start of our gene therapy clinical study in hemophilia A patients, the acquisition of the PKU franchise from Merck Serono and the sale of our talazoparib program to Medivation, Inc., just to name a few accomplishments,” said Jean-Jacques Bienaimé, Chairman and Chief Executive Officer of BioMarin.  “On the regulatory front, we look forward to our meeting on November 24th with the Peripheral and Central Nervous System Drugs Advisory Committee of the U.S. Food and Drug Administration (FDA) to review the New Drug Application (NDA) for Kyndrisa.  We continue to prepare for the potential near-term approval of Kyndrisa for the treatment of children with Duchenne muscular dystrophy, a devastating muscle wasting disease for which there is no approved therapy in the U.S.”

Mr. Bienaimé continued, “In September we launched our ‘kNOWyourDuchenne’ program to help families and physicians obtain and interpret genetic testing for patients with Duchenne muscular dystrophy.  BioMarin has over a decade of experience in tailoring support services based on individual need and we are grateful to have the opportunity to leverage our expertise for these families.”

Net Product Revenue (in millions, unaudited)

Total Revenue Growth

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Vimizim (1)	$65.1	$25.2	$39.9	158%	$169.6	$40.4	$129.2	320%
Naglazyme (1)	54.1	67.5	(13.4)	-20%	243.4	246.0	(2.6)	-1%
Kuvan	64.2	53.4	10.8	20%	174.5	145.6	28.9	20%
Aldurazyme	20.6	22.6	(2.0)	-9%	59.0	64.7	(5.7)	-9%
Firdapse	3.8	4.7	(0.9)	-19%	11.6	14.0	(2.4)	-17%
Net product revenues	207.8	173.4	34.4	20%	658.1	510.7	147.4	29%

Collaborative agreement revenues	0.1	0.3	(0.2)		0.9	1.3	(0.4)
Royalty, license and other revenues	1.0	2.8	(1.8)		3.0	7.2	(4.2)
Total BioMarin revenues	$208.9	$176.5	$32.4	18%	$662.0	$519.2	$142.8	28%

(1)

Vimizim and Naglazyme revenues experience quarterly fluctuations due to the timing of government ordering patterns in certain countries.  The Company does not believe these fluctuations reflect a change in underlying demand.

Reconciliation of Aldurazyme Revenues

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Aldurazyme revenue reported by Genzyme	$53.8	$54.3	$(0.5)	-1%	$163.7	$172.5	$(8.8)	-5%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Change		2015	2014	$ Change
Royalties earned from Genzyme	$23.3	$22.9	$0.4		$69.1	$69.1	$—
Net product transfer revenues (2)	(2.7)	(0.3)	(2.4)		(10.1)	(4.4)	(5.7)
Total Aldurazyme net product revenues	$20.6	$22.6	$(2.0)		$59.0	$64.7	$(5.7)

(2)

To the extent units shipped to third party customers by Genzyme exceed BioMarin inventory transfers to Genzyme, BioMarin will record a decrease in net product revenue from the royalty payable to BioMarin for the amount of previously recognized product transfer revenue. If BioMarin inventory transfers exceed units shipped to third party customers by Genzyme, BioMarin will record incremental net product transfer revenue for the period. Positive net product transfer revenues result in the period if BioMarin transferred more units to Genzyme than Genzyme sold to third-party customers.

2015 Guidance Updated

Revenue Guidance ($ in millions)

Item	Provided	Updated
	April 30, 2015	October 29, 2015
Total BioMarin Revenues	$850 to $880	$880 to $900*
Vimizim Net Product Revenue	$200 to $220	$220 to $235
Naglazyme Net Product Revenue	$315 to $340	$300 to $310
Kuvan Net Product Revenue	$210 to $230	$235 to $245

* If exchange rates in 2015 remained unchanged from 2014, Total BioMarin Revenue Guidance for 2015 would be between $40 to $50 million higher.

Select Income Statement Guidance ($ in millions, except percentages)

Item	Provided	Updated
	April 30, 2015	October 29, 2015
Cost of Sales (% of Total Revenue)	17.0% to 18.0%	Unchanged
Selling, General and Admin. Expense	$360 to $395	$400 to $410
Research and Development Expense	$610 to $640	Unchanged
Non - GAAP Net Loss	$(130) to $(170)	$(115) to $(135)
GAAP Net Loss**	$(360) to $(400)	$(85) to $(105)

** The change in GAAP Net Loss guidance is primarily due to the estimated net gain from the sale of intangible assets of the talazoparib program to Medivation in Q4 2015. The estimated net gain will be included in Operating Expenses under the caption “Gain on sale of intangible assets.”

Anticipated Milestones over the Next 6-months

•

Kyndrisa (drisapersen) for Duchenne muscular dystrophy: The Peripheral and Central Nervous System Drugs Advisory Committee of the U.S. Food and Drug Administration (FDA) will review the New Drug Application (NDA) for Kyndrisa on November 24, 2015.  The PDUFA date for Kyndrisa is December 27, 2015.

•

Cerliponase alfa for CLN2, late-infantile form of Batten disease:  Cerliponase alfa, a recombinant human tripeptidyl peptidase 1 (rhTPP1), for the treatment of patients with late-infantile neuronal ceroid lipofuscinosis type 2 (NCL-2), a form of Batten disease is currently in a Phase 1/2 study.  This study is expected to be concluded by year-end with results expected in the first quarter of 2016.

•

Reveglucosidase alfa for Pompe disease: Before year-end, the Company will share interim results from the single-arm Phase 2/3 trial with patients previously treated with alglucosidase alfa who were then switched to treatment with reveglucosidase alfa. The primary endpoint of the study will be change from baseline in the respiratory parameter Maximal Inspiratory Pressure (MIP).  Secondary endpoints include 6 minute walk test and the respiratory parameter Maximal Expiratory Pressure (MEP).

•

Pegvaliase for phenylketonuria (PKU):  The Company expects to share top-line results from this study in March/April 2016 and, if the data are supportive, submit a Biologics License Application (BLA) to health authorities in the second half of 2016.

•

BMN 270 gene therapy product for hemophilia A:   During the quarter, the first patient was dosed in a Phase 1/2 trial with BMN 270, an investigational gene therapy for the treatment of patients with hemophilia A. BMN 270 is an AAV-factor VIII vector, designed to restore factor VIII plasma concentrations, essential for blood clotting in patients with hemophilia A.  BioMarin will provide a program update at the R&D Day in April 2016.

•

Vosoritide for achondroplasia:  In June, the Company published results from the Phase 2 study showing a 50 percent or 2.01 cm/year increase in mean annualized growth velocity (speed at which growth in children occurs) in the cohort of 10 patients receiving a 15 µg/kg dose of vosoritide daily for six months compared with their own pre-treatment growth velocity (p-value= 0.01). Based on these results, BioMarin intends to move into Phase 3 study discussions on the next stage of development with health authorities with a dose of 15 micrograms per kilogram daily. In addition, to support further exploration of a dose that may enable "catch-up" growth in the event of delayed treatment, a fourth cohort with 30 micrograms per kilogram daily has recently completed enrollment in the Phase 2 study.  BioMarin will provide an update on Phase 3 design and plans, as well as 12 month results from the Phase 2 study at the R&D Day in April 2016.

Other Corporate Achievements

•	August 24, 2015, Talazoparib acquired by Medivation, Inc.:

Medivation, Inc. and BioMarin Pharmaceutical Inc. announced that BioMarin entered into a definitive agreement to sell Medivation all worldwide rights to talazoparib (formerly referred to as BMN 673), a highly-potent, orally available poly ADP ribose polymerase (PARP) inhibitor currently in a Phase 3 study for the treatment of patients with deleterious germline BRCA 1 or BRCA 2 mutations and locally advanced and/or metastatic breast cancer.  The transaction closed on October 6, 2015 and as a result, Medivation is now responsible for all research, development, regulatory and commercialization activities for all indications on a global basis.  Under the terms of the agreement, Medivation paid BioMarin $410 million upfront, and will pay up to an additional $160 million upon the achievement of regulatory and sales-based milestones and mid-single digit royalties for talazoparib. As of the closing of the transaction, Medivation has assumed all financial obligations associated with the development and commercialization of talazoparib.

•	October 1, 2015, BioMarin to acquire rights to phenylketonuria (PKU) franchise from Merck Serono:

The Company announced that it has entered into a definitive agreement to acquire all global rights to Kuvan® (sapropterin dihydrochloride) and pegvaliase from Merck Serono (Merck).  Subject to satisfaction of all closing conditions, including required EU competition filings, BioMarin expects this transaction to close January 1, 2016.  Previously, BioMarin had exclusive rights to Kuvan in the United States and Canada and to pegvaliase in the United States and Japan. Under the terms of the transaction, BioMarin will now have exclusive worldwide rights to Kuvan and pegvaliase with the exception of Kuvan in Japan. Under the terms of the agreement, BioMarin will provide Merck with an upfront payment of €340 million. An additional €60 million in milestones will be paid to Merck if combined sales of Kuvan and pegvaliase reach undisclosed cumulative sales thresholds. In addition, €125 million will be paid to Merck for regulatory milestones related to pegvaliase.  With the potential approval of pegvaliase, BioMarin will have the opportunity to expand its leadership position by offering a choice of treatment to most PKU patients worldwide.

Conference Call Details

BioMarin will host a conference call and webcast to discuss third quarter 2015 financial results today, Thursday, October 29, at 4:30 p.m. ET. This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

U.S. / Canada Dial-in Number: 877.303.6313

International Dial-in Number: 631.813.4734

Conference ID: 61023154

Replay Dial-in Number: 855.859.2056

Replay International Dial-in Number: 404.537.3406

Conference ID: 61023154

About BioMarin

BioMarin is a global biotechnology company that develops and commercializes innovative therapies for patients with serious and life-threatening rare and ultra-rare genetic diseases. The company's portfolio consists of five commercialized products and multiple clinical and pre-clinical product candidates. For additional information, please visit www.BMRN.com.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Vimizim, Naglazyme, Kuvan, Firdapse, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin's clinical trials of pegvaliase, reveglucosidase alfa, vosoritide, cerliponase alfa, BMN 270, BMN 250 and other product candidates; the continued clinical development and commercialization of Vimizim, Naglazyme, Kuvan, Firdapse, Aldurazyme and its product candidates; and actions by regulatory authorities, particularly with respect to Kyndrisa. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the commercialization of Vimizim, Naglazyme, Kuvan, and Firdapse; Genzyme Corporation's success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, particularly with respect to pegvaliase, reveglucosidase alfa, vosoritide and cerliponase alfa; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the outcome of the advisory committee meeting for Kyndrisa; the market for each of these products; actual sales of Vimizim, Naglazyme, Kuvan, Firdapse and Aldurazyme; Merck Serono's activities related to Kuvan; and those factors detailed in BioMarin's filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption "Risk Factors" in BioMarin's 2014 Annual Report on Form 10-K, and the factors contained in BioMarin's reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, Naglazyme®, Kuvan®, Firdapse® and Vimizim® are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates.  KyndrisaTM is a trademark of BioMarin Pharmaceutical Inc. Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2015 and December 31, 2014

(In thousands of U.S. dollars, except share and per share amounts)

	September 30, 2015	December 31, 2014(1)
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$376,346	$875,486
Short-term investments	241,984	69,706
Accounts receivable, net (allowance for doubtful accounts: $80 and $490, respectively)	148,949	144,472
Inventory	262,100	199,452
Current deferred tax assets	30,880	31,203
Other current assets	115,330	111,835
Total current assets	1,175,589	1,432,154
Noncurrent assets:
Long-term investments	514,381	97,856
Property, plant and equipment, net	604,513	523,516
Intangible assets, net	920,943	156,578
Goodwill	202,392	54,258
Long-term deferred tax assets	146,245	159,771
Other assets	60,790	66,320
Total assets	$3,624,853	$2,490,453
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$296,200	$231,844
Short-term contingent acquisition consideration payable	94,291	3,895
Total current liabilities	390,491	235,739
Noncurrent liabilities:
Long-term convertible debt	667,793	657,976
Long-term contingent acquisition consideration payable	34,874	38,767
Long-term deferred tax liabilities	193,202	-
Other long-term liabilities	45,853	30,077
Total liabilities	1,332,213	962,559
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at September 30, 2015 and December 31, 2014; 161,226,410 and 149,093,647 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively.	162	149
Additional paid-in capital	3,371,377	2,359,744
Company common stock held by Nonqualified Deferred Compensation Plan	(13,897)	(9,695)
Accumulated other comprehensive income	25,184	27,466
Accumulated deficit	(1,090,186)	(849,770)
Total stockholders’ equity	2,292,640	1,527,894
Total liabilities and stockholders’ equity	$3,624,853	$2,490,453

(1)

December 31, 2014 balances were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on March 2, 2015.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Three and Nine Months Ended September 30, 2015 and 2014

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES:
Net product revenues	$207,767	$173,416	$658,102	$510,664
Collaborative agreement revenues	131	353	849	1,274
Royalty, license and other revenues	1,006	2,780	3,008	7,278
Total revenues	208,904	176,549	661,959	519,216
OPERATING EXPENSES:
Cost of sales	36,719	29,920	109,410	83,946
Research and development	158,713	125,686	458,688	319,476
Selling, general and administrative	94,044	74,604	288,364	202,388
Intangible asset amortization and contingent consideration	1,301	2,636	17,518	15,041
Gain on sale of intangible asset	—	(67,500)	—	(67,500)
Total operating expenses	290,777	165,346	873,980	553,351
INCOME (LOSS) FROM OPERATIONS	(81,873)	11,203	(212,021)	(34,135)
Equity in the loss of BioMarin/Genzyme LLC	(186)	(225)	(539)	(1,102)
Interest income	1,344	1,435	3,050	4,293
Interest expense	(9,447)	(9,118)	(28,911)	(27,445)
Debt conversion expense	—	—	(163)	(674)
Other expense	(281)	(74)	(9,105)	(68)
INCOME (LOSS) BEFORE INCOME TAXES	(90,443)	3,221	(247,689)	(59,131)
Provision for (benefit from) income taxes	483	(4,224)	(7,273)	5,041
NET INCOME (LOSS)	$(90,926)	$7,445	$(240,416)	$(64,172)
NET INCOME (LOSS) PER SHARE, BASIC	$(0.57)	$0.05	$(1.51)	$(0.44)
NET INCOME (LOSS) PER SHARE, DILUTED	$(0.60)	$0.05	$(1.51)	$(0.44)

Weighted average common shares outstanding, basic	160,886	147,016	159,647	145,724
Weighted average common shares outstanding, diluted	161,134	159,304	159,647	145,724

COMPREHENSIVE INCOME (LOSS)	$(98,203)	$16,693	$(242,698)	$(50,001)

Non-GAAP Loss

The results for the three and nine months ended September 30, 2015 and 2014 and the guidance for 2015 include both GAAP net income (loss) and non-GAAP loss. As used in this release, non-GAAP loss is based on GAAP net income (loss) before interest, taxes, depreciation and amortization and further adjusted to exclude certain non-cash stock compensation expense, non-cash contingent consideration expense and certain other specified items, as detailed below (non-GAAP loss).

BioMarin believes that the non-GAAP information in this press release is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the performance of BioMarin’s core ongoing business, Naglazyme, Vimizim, Kuvan, Aldurazyme and Firdapse and development of its pipeline. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on continuing operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business and prospects for the future.  Further, the Company uses both the GAAP and the non-GAAP results and expectations internally for its operating, budgeting and financial planning purposes.

The following table presents the reconciliation of GAAP to non-GAAP financial metrics:

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Loss

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ending December 31, 2015 Guidance
	2015	2014	2015	2014

GAAP Net Income (Loss)	$(90.9)	$7.4	$(240.4)	$(64.2)	$(85.0) - $(105.0)

Interest expense, net	8.1	7.7	25.9	23.2	34.3
Provision for (benefit from) income taxes	0.5	(4.2)	(7.3)	5.0	75.0
Depreciation expense	9.1	8.6	25.4	23.3	36.5
Amortization expense	2.6	2.7	7.8	8.0	10.8
Stock-based compensation expense	28.8	20.0	81.0	53.6	120.6
Contingent consideration expense (1)	0.5	1.8	15.1	12.6	47.9
Acquisition costs (2)	—	—	7.0	—	7.0
Impairment charges (3)	—	—	12.8	—	12.8
Gain on termination of leases (4)	—	0.4	—	(8.9)	—
Gain on sale of intangible asset (5)	—	(67.5)	—	(67.5)	(374.9)

Non-GAAP Loss	$(41.3)	$(23.1)	$(72.7)	$(14.9)	$(115.0) - $(135.0)

(1)

Represents the expense associated with the change in the fair value of contingent acquisition consideration payable for the period, resulting from changes in estimated probabilities and timing of achieving certain developmental milestones.

(2)	Represents transaction costs for the acquisition of Prosensa Holding N.V.
(3)

Represents the write-off of certain investments and advances to a supplier of one of the Company's multi-sourced materials due to a deterioration in their financial condition during the second quarter.

(4)

Primarily represents the net gain due to the early termination of the Company's operating lease and the realization of the remaining balance in deferred rent upon acquisition of the San Rafael Corporate Center where the Company's corporate headquarters are located, as well as early termination of certain other leases related to the Company's facilities.

(5)

The $67.5 million gain in the three and nine months ended September 30, 2014 represents the total sales price for the Priority Review Voucher. The $374.9 million gain included in the guidance for year ended December 31, 2015 represents the estimated net gain on the sale of the Company’s world-wide rights to talazoparib (BMN 673) to Medivation Inc. in the fourth quarter of 2015.

The following reconciliation of the Company’s GAAP Condensed Consolidated Statements of Operations to non-GAAP Net Income (Loss) provides the details of the effects of the non-GAAP adjustments on the components of the Company’s operating results for each of the periods presented. Management believes that providing the effects of the non-GAAP adjustments on the components of operating results is useful to investors, and when reviewed in conjunction with the Company’s GAAP results, provides additional information regarding key drivers of the Company’s core operations. The Company uses operating results on both a GAAP an non-GAAP basis  internally  for operating, budgeting and financial planning purposes.

BIOMARIN PHARMACEUTICAL INC.

  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF non-GAAP ADJUSTMENTS

Three Months Ended September 30, 2015 and 2014

(In millions of U.S. dollars)

(Unaudited)

	Three Months Ended September 30,
	2015				2014
		Non-GAAP Adjustments				Non-GAAP Adjustments
	GAAP	Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Other Adjustments	Non-GAAP	GAAP	Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Other Adjustments	Non-GAAP
REVENUES:
Net product revenues	$207.8	$—	$—	$207.8	$173.4	$—	$—	$173.4
Collaborative agreement revenues	0.1	—	—	0.1	0.3	—	—	0.3
Royalty, license and other revenues	1.0	—	—	1.0	2.8	—	—	2.8
Total revenues	208.9	—	—	208.9	176.5	—	—	176.5
OPERATING EXPENSES:
Cost of sales	36.7	(1.8)	(1.4)	33.5	29.9	(1.9)	(1.2)	26.8
Research and development	158.7	(4.3)	(12.6)	141.8	125.7	(4.3)	(8.3)	113.1
Selling, general and administrative	94.0	(4.8)	(14.8)	74.4	74.6	(4.3)	(10.9)	59.4
Intangible asset amortization and contingent consideration	1.3	(0.8)	(0.5)	—	2.6	(0.8)	(1.8)	—
Gain on sale of intangible asset	—	—	—	—	(67.5)	—	67.5	—
Total operating expenses	290.7	(11.7)	(29.3)	249.7	165.3	(11.3)	45.3	199.3
INCOME (LOSS) FROM OPERATIONS	(81.8)	11.7	29.3	(40.8)	11.2	11.3	(45.3)	(22.8)
Equity in the loss of BioMarin/Genzyme LLC	(0.2)	—	—	(0.2)	(0.2)	—	—	(0.2)
Interest income	1.3	(1.3)	—	—	1.4	(1.4)	—	—
Interest expense	(9.4)	9.4	—	—	(9.1)	9.1	—	—
Debt conversion expense	—	—	—	—	—	—	—	—
Other income (expense)	(0.3)	—	—	(0.3)	(0.1)	—	—	(0.1)
INCOME (LOSS) BEFORE INCOME TAXES	(90.4)	19.8	29.3	(41.3)	3.2	19.0	(45.3)	(23.1)
Provision for (benefit from) income taxes	0.5	(0.5)	—	—	(4.2)	4.2	—	—
NET INCOME (LOSS)	$(90.9)	$20.3	$29.3	$(41.3)	$7.4	$14.8	$(45.3)	$(23.1)

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF non-GAAP ADJUSTMENTS

Nine Months Ended September 30, 2015 and 2014

(In millions of U.S. dollars)

(Unaudited)

	Nine Months Ended September 30,
	2015				2014
		Non-GAAP Adjustments				Non-GAAP Adjustments
	GAAP	Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Other Adjustments	Non-GAAP	GAAP	Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Other Adjustments	Non-GAAP
REVENUES:
Net product revenues	$658.1	$—	$—	$658.1	$510.7	$—	$—	$510.7
Collaborative agreement revenues	0.9	—	—	0.9	1.3	—	—	1.3
Royalty, license and other revenues	3.0	—	—	3.0	7.2	—	—	7.2
Total revenues	662.0	—	—	662.0	519.2	—	—	519.2
OPERATING EXPENSES:
Cost of sales	109.4	(5.4)	(4.5)	99.5	83.9	(5.6)	(3.9)	74.4
Research and development	458.7	(11.7)	(35.0)	412.0	319.5	(11.6)	(16.2)	291.7
Selling, general and administrative	288.4	(13.7)	(48.5)	226.2	202.4	(11.7)	(24.6)	166.1
Intangible asset amortization and contingent consideration	17.5	(2.4)	(15.1)	—	15.0	(2.4)	(12.6)	—
Gain on sale of intangible asset	—	—	—	—	(67.5)	—	67.5	—
Total operating expenses	874.0	(33.2)	(103.1)	737.7	553.3	(31.3)	10.2	532.2
INCOME (LOSS) FROM OPERATIONS	(212.0)	33.2	103.1	(75.7)	(34.1)	31.3	(10.2)	(13.0)
Equity in the loss of BioMarin/Genzyme LLC	(0.5)	—	—	(0.5)	(1.1)	—	—	(1.1)
Interest income	3.0	(3.0)	—	—	4.2	(4.2)	—	—
Interest expense	(28.9)	28.9	—	—	(27.4)	27.4	—	—
Debt conversion expense	(0.2)	—	—	(0.2)	(0.7)	—	—	(0.7)
Other income (expense)	(9.1)	—	12.8	3.7	(0.1)	—	—	(0.1)
INCOME (LOSS) BEFORE INCOME TAXES	(247.7)	59.1	115.9	(72.7)	(59.2)	54.5	(10.2)	(14.9)
Provision for (benefit from) income taxes	(7.3)	7.3	—	—	5.0	(5.0)	—	—
NET INCOME (LOSS)	$(240.4)	$51.8	$115.9	$(72.7)	$(64.2)	$59.5	$(10.2)	$(14.9)

The following summarizes the reconciliation of the components of the non-GAAP adjustments to Cost of sales, Research and development and Selling, general and administrative expenses from the GAAP to the non-GAAP presentation (in millions of U.S. dollars, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Cost of sales - GAAP	$36.7	$29.9	$109.4	$83.9
Less: non-GAAP adjustments:
Stock-based compensation	(1.4)	(1.2)	(4.5)	(3.9)
Intangible asset amortization	(1.8)	(1.9)	(5.4)	(5.6)
Cost of sales - non-GAAP	$33.5	$26.8	$99.5	$74.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Research and development - GAAP	$158.7	$125.7	$458.7	$319.5
Less: non-GAAP adjustments:
Stock-based compensation	(12.6)	(8.3)	(35.0)	(22.3)
Depreciation	(4.3)	(4.3)	(11.7)	(11.6)
Gain on early lease terminations	—	—	—	6.1
Research and development - non-GAAP	$141.8	$113.1	$412.0	$291.7

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Selling, general and administrative - GAAP	$94.0	$74.6	$288.4	$202.4
Less: non-GAAP adjustments:
Stock-based compensation	(14.8)	(10.5)	(41.5)	(27.4)
Depreciation	(4.8)	(4.3)	(13.7)	(11.7)
Gain on early lease terminations	—	(0.4)	—	2.8
Acquisition expenses	—	—	(7.0)	—
Selling, general and administrative - non-GAAP	$74.4	$59.4	$226.2	$166.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Intangible asset amortization and contingent consideration - GAAP	$1.3	$2.6	$17.5	$15.0
Less: non-GAAP adjustments
Intangible asset amortization	(0.8)	(0.8)	(2.4)	(2.4)
Contingent consideration	(0.5)	(1.8)	(15.1)	(12.6)
Intangible asset amortization and contingent consideration - non-GAAP	$—	$—	$—	$—

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